CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 14th day of May 2013 by and between Caro Capital, LLC., a Florida corporation, with offices at 220 Congress Park Drive, Suite 303 Delray Beach FL 33445 (''Caro' or the “Consultant”), and Crown Alliance Capital Limited, a Nevada corporation, with offices at 2985 Drew Road, Suite 217, Mississauga, ON L4T 0A4, Canada (“CACL” or the “Company” (together the “Parties”).

WHEREAS, Consultant is in the business of providing services for management consulting business advisory shareholder information and public relations:

WHEREAS, the Company deems it to be in its best interest to retain Consultant to render to the Company such services as may be needed: and

WHEREAS, the Parties desire to set forth the terms and conditions under which Consultant shall provide services to the Company

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other valid consideration receipt of which is hereby acknowledged the Parties agree as follows:

Term of Agreement

The Agreement shall remain in effect from the date hereof through the expiration of a period of six months from the date hereof (the “Term”), and thereafter may be renewed upon the mutual written consent of the Parties.

Nature of Services to be rendered

During the Term and any renewal thereof: Consultant shall use its best efforts to: (a) provide the Company with corporate consulting services in connection with introductions to other financial relations companies and other financial services: (b) contact the Company’s existing shareholders, responding in a professional manner to their questions and following up a appropriate; and (c) introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively the “Services”). It is acknowledged and agreed by the Company that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The Services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects, however it is anticipated and agreed upon by both parties that considerable time and resources will be required to fulfill the obligations to the Company under this agreement.

Disclosure of Information

Consultant agrees as follows:

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The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the written consent and 'approval of the Company other than :(i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information: (ii) as .may be required by applicable law: provided. Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure: and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Compensation

The following represents the compensation to be received by the Consultant in connection with rendering the Services hereunder.

During the Term of this Agreement, the Company will pay to the Consultant the sum of two thousand ($2,000.00) dollars per month: Upon execution of the Agreement, the Consultant shall purchase and the Company will issue to the Consultant 2,000,000 shares of the Company's restricted common stock (symbol: SNPD) for a total purchase price of $2,000.00 (the Restricted Stock"') as per the Investment Representation Letter ( incorporated by reference into the Agreement and attached as Addendum A).

Representations and Warranties or the Consultant

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the “SEC”), the FINRA, the securities commissioner or department of any state, or any other regulatory or governmental body or agency. Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligation hereunder.

The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's so long as no Company information is disclosed without prior consent from the company.

Representations and Warranties of the Company

In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the “1934 Act”) or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein. The Company has not been sanctioned by the SEC, FINRA or any state securities commissioner or department in connection with my issuance of its securities. All payments required to be made on time and in accordance with the payment terms and conditions set forth herein.

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Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act. the 1934 Act, the rules and regulations promulgated thereunder arid the various state securities laws (collectively, "'Securities Laws") impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company. which the Company expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading. (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made b)' the Company, in light of the circumstances in which they were made not misleading, and (iii) the Company shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company arc restricted by any Securities Law. Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify· arid hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party's breach or violation of a Securities Law is caused by the indemnified party's breach or violation of the Agreement, or any Securities Law.

Issuance of Restricted Stock to Consultant

The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance Restricted Stock, to be legally valid and irrevocable, including obtaining the prior, approval of its Board of Directors;

The Company’s counsel must, within five (5) business days of receiving written notice from the Consultant, provide an opinion letter to the Consultant and the Transfer Agent for the Company's Restricted Stock addressing the permissible resale of the Restricted Stock (pursuant to Rule 144 of the Securities Act of 1933) transferred to the Consultant under this Agreement.

Indemnification of Consultant by the Company.

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company's securities occurring out of or in connection with the Consultant's relationship with the Company including. without limitation, reasonable attorney's fees and other costs arising out of any such claims; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

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Indemnification of the Company by the Consultant.

The Consultant shall identify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant's gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

Applicable Law.

This Agreement shall be governed by the laws of the State of Florida. The parties agree that, should any dispute arise concerning this Agreement, the venue for the dispute shall be the Courts of Palm Beach County, Florida, using Florida law without reference to any choice of law considerations.

Entire Understanding/Incorporation of other Documents.

The Agreement contains the entire understanding of the Parties with regard to the subject matter hereof. superseding any and all prior Agreements or understandings whether oral or written, and no further or additional agreements, Promises, representations or covenants may be inferred or construed to exist between the Parties.

No Assignment or Delegation Without Prior Approval.

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Panics except by operation of law or as otherwise set forth herein.

Survival of Agreement.

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.

Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer employee relationship between the parties to this Agreement.

No Amendment Except in Writing.

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Wavier of Breach.

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

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Severability of the Agreement.

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Non-Circumvention. The parties agree that confidential information shall not be used for the enrichment, directly or indirectly, of the Recipient or its affiliates, without the express written consent of Owner. The parties further agree that following receipt of Confidential Information from Owner including but not limited to relationships and business contacts, Recipient shall not contract or attempt to sell to, transact with or purchase from Owner-provided sources without the written permission from Owner unless (i) a business relationship between Recipient and Owner-provided source predated this Agreement, and (ii) Recipient can substantiate exchanges specific to the Owner-disclosed information between Recipient and the Owner-provided source prior to the date of the signing of this Agreement.

Termination of the Agreement.

The Company may terminate the Agreement, with or without cause, by providing written notification to the Consultant. The Agreement will terminate thirty days following the date of the written notification by the Company ("Date of Termination"). In the event of termination of the Agreement by the Company, the Consultant shall be entitled to keep any and all fees. Company stock or other compensation it received from the Company under the Agreement prior to the Date of Termination.

Counterparts and Facsimile Signature.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies hearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

No Construction Against Drafter.

The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof:

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Crown Alliance Capital Limited	Caro Capital, LLC

By: /s/ Lorranie Fusco	By: /s/ Brian S. John
Lorranie Fusco, CEO	Brian S. John, Partner

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